Exhibit 10.36

CAREFUSION 303, INC.

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) by and between CareFusion 303, Inc. (“Operator”), a Delaware corporation whose address is 3750 Torrey View Court, San Diego, CA 92130 and                  (“User”), whose address is 3750 Torrey View Court, San Diego, CA 92130 (collectively the “Parties”), is effective                     , 201  .

WHEREAS, Operator has the right of possession of the 2003 Falcon 2000EX aircraft, U.S. Registration N909CF, Manufacturer Serial Number 004, equipped with Engines #1 PCE-CF001 and #2 PCE-CF0064 and all components and log books related thereto (“Aircraft”);

WHEREAS, Operator employs a fully qualified flight crew to operate the Aircraft;

WHEREAS, Operator desires to provide to User, and User desires to have the use of said Aircraft with flight crew on a non-exclusive time sharing basis as defined in Section 91.501 (c)(1) of the Federal Aviation Regulations (“FAR”);

WHEREAS, this Agreement sets forth the understanding of the Parties as to the terms under which Operator will provide User with the use, on a periodic basis, of the Aircraft currently operated by Operator; and

WHEREAS, the use of the Aircraft will at all times be pursuant to and in full compliance with the requirements of FAR 91.501 (b)(6), 91.501 (c)(1), and 91.501 (d).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

1.	Termination.

Either party may terminate this Agreement for any reason upon written notice to the other, such termination to become effective thirty (30) days from the date of the notice; provided that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations, a sale of the Aircraft, insurance requirements or in the event the insurance required hereunder is not in full force and effect.

2.	Use of Aircraft.

(a)	User may use the Aircraft from time to time, with the permission and approval of Operator’s flight operations department (“Flight Operations Department”), for any and all lawful purposes allowed by FAR 91.501 (b)(6) at such times as Operator does not require the use of the Aircraft for the business purposes of Operator or an affiliate. User’s use may include the use of the Aircraft by his family members (including children or grandchildren) and guests if they accompany him on the flight.

(b)	User represents, warrants and covenants to Operator that:

1.	User shall use the Aircraft for and on his own account only and shall not use the Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire and shall not accept any reimbursement from a passenger or otherwise for charges under this Agreement;

2.	User shall not incur any mechanics lien or other lien in connection with the Aircraft and User shall not attempt to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

3.	During the term of this Agreement, User will abide by and conform to all such laws, governmental, and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing User.

(c)	User shall provide the Flight Operations Department with notice of his desire to use the Aircraft and proposed flight schedules pursuant to and in accordance with Operator’s Corporate Aircraft Utilization Policy, as amended from time to time.

(d)	Operator shall have sole and exclusive authority over the scheduling of the Aircraft.

(e)	Operator shall not be liable to User or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

3.	Time-Sharing Arrangement.

It is intended that this Agreement is and will meet the requirements of a “Time Sharing Agreement” as that term is defined in FAR Part 91.501 (c)(1) whereby Operator will lease its Aircraft and flight crew to User.

4.	Cost of Use of Aircraft.

(a)	User shall not compensate Operator for flights conducted under this Agreement except that User shall reimburse Operator for the following expenses with respect to each flight, including any “deadhead” flight, conducted under this Agreement in accordance with FAR 91.501(d):

(1)	Fuel, oil, lubricants, and other additives.

(2)	Travel expenses of the crew, including food, lodging, and ground transportation.

(3)	Hangar and tie-down costs when the Aircraft is required by the User to be away from the Aircraft’s base of operation.

(4)	Insurance obtained for the specific flight.

(5)	Landing fees, airport taxes, and similar assessments.

(6)	Customs, foreign permit, and similar fees directly related to the flight.

(7)	In flight food and beverages.

(8)	Passenger ground transportation.

(9)	Flight planning and weather contract services.

(10)	An additional charge equal to 100% of the expenses listed in Paragraph 4(a)(1).

(b)	Operator will invoice, and User will pay, for the costs referenced in Paragraph 4(a) above.

(c)	In addition to the costs referenced in Paragraph 4(a) above, User shall also be assessed the Federal Excise Taxes as imposed under Section 4261 of the Internal Revenue Code, any applicable state and local taxes and any segment and landing fees associated with such flight(s).

5.	Invoicing and Payment.

All payments to be made to Operator by User hereunder shall be paid in the manner set forth in this Paragraph 5. As to each flight operated hereunder, Operator shall provide to User an invoice for the costs specified in Paragraph 4 of this Agreement (including Federal or international air transportation Excise Taxes, as applicable, imposed by the Internal Revenue Code and to be collected by Operator), such invoice to be issued within thirty (30) days after the completion of each such flight. User shall pay Operator the full amount of such invoice within thirty (30) days after receipt of the invoice.

6.	Insurance and Limitation of Liability.

Operator represents that the flight operations for the Aircraft as contemplated in this Agreement will be covered by the Operator’s (or the Operator’s 100% wholly owned subsidiary’s) aircraft all-risk physical damage insurance (hull Coverage), aircraft bodily injury and property damage liability insurance, passenger, pilot and crew voluntary settlement insurance and statutory workers compensation and employer’s liability insurance.

(a)	Insurance.

1.	Operator will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft liability insurance in respect of the Aircraft in an amount at least equal to $100 million combined single limit for bodily injury to or death of persons (including passengers) and property damage liability. Operator will retain all rights and benefits with respect to the proceeds payable under policies of hull insurance maintained by Operator (or Operator’s 100% wholly owned subsidiary) that may be payable as a result of any incident or occurrence while the Aircraft is being operated on behalf of User under this Agreement.

2.	Operator shall use best efforts to procure such additional insurance coverage as User may request naming User as an additional insured; provided, that the cost of such additional insurance for the specific flight shall be borne by User pursuant to Paragraph 4(a)(4) hereof.

(b)	Limitation of Liability. User agrees that the insurance specified in Paragraph 6 shall provide its sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties; fines, costs and expenses of any nature whatsoever, including attorneys’ fees and expenses for or on account of or arising out of, or in any way connected with the use of the Aircraft by User, family members or guests, including injury to or death of any persons, including User, family members and guests which may result from or arise out of the use or operation of the Aircraft during the term of this Agreement (“Claims”). This Paragraph 6 shall survive termination of this Agreement.

(c)	User agrees that when, in the reasonable view of the Flight Operations Department or the pilots of the Aircraft, safety may be compromised, Operator or the pilots may terminate a flight, refuse to commence a flight, or take other action necessitated by such safety considerations without liability for loss, injury, damage, or delay.

(d)	In no event shall Operator be liable to User or his family members, employees, agents, representatives, guests, or invitees for any claims or liabilities, including property damage or injury and death, and expenses, including attorney’s fees, in excess of the amount paid by Operator’s insurance carrier in the event of such loss.

(e)	OPERATOR SHALL IN NO EVENT BE LIABLE TO USER OR HIS FAMILY MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES, GUESTS, OR INVITEES FOR ANY DIRECT, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR FOR ANY REASON INCLUDING ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT OR CAUSED OR OCCASIONED BY THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES COVERED BY THIS AGREEMENT.

7.	Aircraft Maintenance.

Operator shall have the sole right, at its own expense, to inspect, maintain, service, repair, overhaul, and test the Aircraft in accordance with FAR Part 91. In the event that any non-standard maintenance is required during any scheduled use of the Aircraft under this Agreement, Operator, or Operator’s Pilot-In-Command, shall immediately notify User of the maintenance required and the effect on the ability to comply with User’s dispatch requirements.

8.	No Warranty.

NEITHER OPERATOR (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE: ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.

9.	Operational Control.

Operator shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights and shall retain full authority and control, including exclusive operational control, and possession of the Aircraft at all times during the term of this Agreement. In accordance with applicable FARs, the qualified flight crew provided by Operator will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The Operator’s Pilot-In-Command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Aircraft. User specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which, in sale judgment of the Operator’s Pilot-In-Command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the Operator’s Pilot-In-Command, is necessitated by considerations of safety. No such action of the Operator’s Pilot-In-Command shall create or support any liability to User or any other person for loss, injury, damages or delay. The Parties further agree that Operator shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason. User agrees that Operator’s operation of aircraft is within the operation guidelines of the Flight Operations Department manual and the crews are responsible to operate within the guidelines of FAR 91 and the Flight Operations Department manual.

10.	Governing Law.

The Parties hereto acknowledge that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California.

11.	Counterparts.

This Agreement may be executed in one or more counterparts each of which will be deemed an original, all of which together shall constitute one and the same agreement.

12.	Notices and Communications.

All notices, requests, demands and other communications required or desired to be given hereunder shall be in writing (except as permitted pursuant to Paragraph 2(c)) and shall be deemed to be given: (i) if personally delivered, upon such delivery; (ii) if mailed by certified mail, return receipt requested, postage pre-paid, addressed as (to the extent applicable for mailing) listed in the preamble hereto, upon the earlier to occur of actual receipt, refusal to accept receipt or three (3) days after such mailing; (iii) if sent by regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, addressed (to the extent applicable for overnight delivery) as listed in the preamble hereto, upon the earlier to occur of actual receipt or the next “Business Day” (as hereafter defined) after being sent by such delivery; or (iv) upon actual receipt when sent by fax, mailgram, telegram or telex. Notice given by other means shall be deemed to be given only upon actual receipt. Addresses may be changed by written notice given as provided herein and signed by the party giving the notice.

13.	Further Acts.

Operator and User shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to: (i) carry out the intent and purpose of this Agreement; and (ii) establish, maintain and protect the respective rights and remedies of the other party.

14.	Successors and Assigns.

Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever, except that Operator may assign its interest to an affiliate without the consent of the User. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, representatives and successors.

15.	Severability.

In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, those provisions shall be replaced by provisions acceptable to both Parties to this Agreement.

16.	Flight Crew.

Operator is responsible for providing a qualified flight crew for all flight operations under this Agreement. Operator will furnish two experienced and competent pilots who shall be under the direction and control of Operator at all times.

17.	Taxes.

The Parties acknowledge that reimbursement of all items specified in Paragraph 4, except for subsections (7) and (8) thereof, are subject to the Federal Excise Tax imposed under Internal Revenue Code 4261 (the “Commercial Transportation Tax”). User shall pay to Operator (for payment to the appropriate governmental agency) any Commercial Transportation Tax or state and local taxes, if any, applicable to flights of the Aircraft conducted hereunder. Operator shall indemnify User for any claims related to the Commercial Transportation Tax or other taxes to the extent that User has paid Operator the amounts necessary to pay such taxes.

18.	Right of Possession.

Operator has the sole right of possession to the Aircraft pursuant to an Aircraft Lease Agreement. Nothing herein shall constitute a transfer of Operator’s possessory rights to the Aircraft.

19.	Truth-in-Leasing. (Pursuant to Federal Aviation Regulation 91.23)

(a)	OPERATOR HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS.

(b)	OPERATOR CERTIFIES THAT THE AIRCRAFT IS IN COMPLIANCE WITH ALL APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE.

(c)	OPERATOR, BY ITS DULY AUTHORIZED OFFICER WHOSE NAME, ADDRESS AND SIGNATURE APPEARS HEREIN, CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT.

(d)	EACH PARTY CERTIFIES THAT IT UNDERSTANDS ITS RESPECTIVE RESPONSIBILITIES, IF ANY, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(e)	EACH PARTY UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

(f)

OPERATOR AGREES TO KEEP A COPY OF THIS LEASE IN THE AIRCRAFT AT ALL TIMES DURING THE LEASE TERM HEREOF. PURSUANT TO SECTION 91.23(c)(1) OF THE FEDERAL AVIATION REGULATIONS, OPERATOR FURTHER AGREES TO MAIL AN EXECUTED COPY OF THIS LEASE WITHIN TWENTY-FOUR (24) HOURS OF ITS EXECUTION TO THE FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTENTION:

TECHNICAL SECTION, P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125. OPERATOR AGREES IT WILL NOTIFY BY TELEPHONE OR IN PERSON, PURSUANT TO SECTION 91.23(c)(3) OF THE FEDERAL AVIATION REGULATIONS, THE NEAREST FLIGHT STANDARDS DISTRICT OFFICE AT LEAST 48 HOURS BEFORE THE FIRST FLIGHT UNDER THIS LEASE.

IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be duly executed on                     , 201  .

OPERATOR:

CareFusion 303, Inc.

By:

USER:

By: